     THIS CONVERSION AND EXCHANGE AGREEMENT (the "Agreement") is entered on the 25th day of May, 2001, but effective as of April 6, 2001, by and between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation, having offices at 1940 Northwest 67th Place, Gainesville, Florida 32653 (the "Company"), and RBB BANK AKTIENGESELLSCHAFT, organized under the laws of Austria, and having its principal offices at Burgring 16, 8101 Graz, Austria (the "Subscriber").

W I T N E S S E T H:

     WHEREAS, the Subscriber, as agent on behalf of certain of its investors, is the owner of record of all of the Company's issued and outstanding shares of preferred stock, which consisted, prior to the Conversion (as defined below), of (i) 1,769 shares of Series 14 Class N Convertible Preferred Stock ("Series 14 Preferred"), (ii) 616 shares of Series 15 Class 0 Convertible Preferred Stock ("Series 15 Preferred"), and (iii) 1,797 shares of Series 16 Class P Convertible Preferred Stock ("Series 16 Preferred");

     WHEREAS, the Subscriber has given notice to the Company to convert 1,314 shares of Series 14 Preferred and 416 shares of the Series 15 Preferred, pursuant to the terms of the Series 14 Preferred and Series 15 Preferred (the "Conversion"), into an aggregate of 1,153,333 shares of the Company's common stock, par value $.001 per share ("Common Stock");

     WHEREAS, as a result of such Conversion, there remains issued and outstanding 455 shares of Series 14 Preferred, 200 shares of Series 15 Preferred and 1,797 shares of the Series 16 Preferred, for a total of 2,452 shares of the Company's preferred stock remaining issued and outstanding immediately after the Conversion, all of which are owned of record by RBB Bank;

     WHEREAS, the Company and the Subscriber both desire that all of the remaining issued and outstanding preferred stock after the Conversion will be delivered and tendered to the Company by RBB Bank in exchange (the "Exchange") for an aggregate of 2,500 shares of a new series of convertible preferred stock, par value $.001 per share, to be designated by the Company's Board of Directors as "Series 17 Class Q Convertible Preferred Stock" (the "Series 17 Preferred"), with the Series 17 Preferred containing such terms, conditions, restrictions and provisions as set forth in the Series 17 Preferred Certificate of Designations attached hereto as Exhibit "A" ("Series 17 Certificate of Designations")

     WHEREAS, all previous Subscription and Purchase Agreements ("Subscription Agreements") and Exchange Agreements between the Company and RBB Bank relating to, or in connection with, the Company's preferred stock are to be terminated and rendered null and void in all respects upon the execution of this Agreement;

     WHEREAS, warrants granted by the Company to RBB Bank that are issued and outstanding as of the date of this Agreement are not effected by this Agreement and shall remain issued and outstanding pursuant to the terms, provisions and conditions of the respective warrants;

     WHEREAS, the Series 17 Preferred and the shares of Common Stock issuable upon conversion of the Series 17 Preferred are collectively defined hereinafter as the "Securities";

     WHEREAS, the Common Stock is listed for trading on the Boston Stock Exchange and the National Association of Securities Dealers Automated Quotation SmallCap market ("NASDAQ"), and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has been subject to such filing requirements for the past ninety (90) days;

     WHEREAS, the Subscriber is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and the Subscriber received all information as required under Rule 502 of Regulation D;

     WHEREAS, the Subscriber is not a "U. S. Person," as such term is defined in Regulation S promulgated under the Securities Act;

     WHEREAS, in reliance upon the representations made by the Subscriber in this Agreement, the transactions contemplated by this Agreement are such that the offer and exchange of securities by the Company hereunder will be exempt from registration under applicable federal (U. S.) securities laws since this is a private placement and intended to be a nonpublic offering pursuant to Sections 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act; and,

     WHEREAS, the Securities will not be quoted or listed for trading on any securities exchange, organized market or quotation system at the time of acquisition hereunder.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Conversion, Exchange and Subscription for Purchase of Securities.

     1.1  Conversion. RBB Bank has recently converted 1,314 shares of the Series 14 Preferred and 416 shares of the Series 15 Preferred into 1,153,333 shares of Common Stock, pursuant to the terms of the Series 14 Preferred and Series 15 Preferred. The 1,314 shares of Series 14 Preferred so converted and the 416 shares of the Series 15 Preferred so converted are no longer issued and outstanding and have become authorized and unissued shares of the Company's preferred stock that may be reissued as part of a new series of preferred stock hereafter created. As of the date of this
           Agreement there remains 455 shares of Series 14 Preferred, 200 shares of the Series 15 Preferred and 1,797 shares of Series 16 Preferred.

     1.2  Exchange. In full and complete termination of the Series 14 Preferred , Series 15 Preferred and Series 16 Preferred, and the Subscriber's rights and interest in and to the Series 14
            Preferred, Series 15 Preferred and the Series 16 Preferred, and in full and complete release of any and all obligations of the Company under the Series 14 Preferred , Series 15 Preferred and the Series 16 Preferred, the Subscriber shall deliver all of the issued and outstanding shares of the Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred to the Company in
            exchange for 2,500 shares of Series 17 Preferred, with such Series 17 Preferred containing such terms, conditions and provisions as set forth in the Series 17 Preferred Certificate of
            Designations, pursuant to the terms and conditions set forth in this Agreement. Dividends on the issued and outstanding Series 14 Preferred, Series 15 Preferred and Series 16 Preferred
            shall cease to accrue as of the close of business on the day immediately preceding the date of this Agreement, and dividends on the Series 17 Preferred shall begin to accrue on the Closing
            Date (as defined below).

            1.2.1  Delivery. Upon receipt by the Company of the canceled Series 14 Preferred, Series 15
                      Preferred and the Series 16 Preferred, duly assigned to the Company, the Company shall deliver or cause to be delivered: (a) to Conner & Winters, A Professional Corporation
                      ("Conner & Winters"), a certificate or certificates representing the 2,500 shares of Series 17
                      Preferred issued in the name of the Subscriber, in such denominations as Subscriber requests in writing, to be held in escrow by Conner & Winters, for the Subscriber; and (b)
                      to the Subscriber, written evidence from the Secretary of State of the State of Delaware that the Series 17 Preferred Certificate of Designations has been filed in the Office of the
                      Secretary of State of the State of Delaware on or before the Exchange.

            1.1.2  Cancellation of Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred.
                      The Subscriber shall, and does hereby, assign and transfer unto the Company all of the
                      Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred for the Exchange, and
                      Conner & Winters is directed to deliver to the Company certificates evidencing the Series 14
                      Preferred, Series 15 Preferred and the Series 16 Preferred marked "Canceled."

            1.1.3  Restrictive Legends. Subscriber agrees that all certificates representing the Securities shall bear the restrictive legend substantially in the form set forth in Section 7 below which shall include, but not be limited to, a legend to the effect that (a)the Securities represented by such certificate have not been registered under the Securities Act, and (b) unless there is an effective registration statement relating to the Securities, the Securities may not be offered, sold, transferred, mortgaged, pledged or hypothecated without an exemption from registration and an opinion of counsel to the Company with respect thereto, or an opinion from counsel for the Subscriber, which opinion is satisfactory to the Company, to the effect that registration under the Securities Act is not required in connection with such sale or transfer and the reasons therefor.

     1.2  Discharge. As of the Closing (as defined below), the Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred shall be fully terminated and null and void in all respects. From and after the Closing, the Subscriber releases, acquits and forever discharges the Company, and all of its respective subsidiaries, affiliates, agents, employees, officers, and directors, as well as their respective heirs, successors, legal and personal representatives, and assigns of any and all of them, from and against any and all claims, liabilities, losses, damages, cause or causes of action of any kind or character whatsoever, whether liquidated, unliquidated or disputed, asserted or assertable, known or unknown, in contract or in tort, at law or in equity, which the Subscriber might now or hereafter have arising out of or in connection with or relating to the Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred.

     1.3  Exchange. On the basis of the representations, warranties, covenants and agreements, and subject to the terms and conditions set forth herein, at the Closing, the Company agrees to exchange and deliver to the Subscriber, and the Subscriber agrees to accept in such exchange the delivery from the Company, of the Series 17 Preferred in exchange for the transfer of the Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred from the Subscriber to the Company.

     1.4  Reporting Company. The Company is a reporting company under the Exchange Act and has filed with the United States Securities and Exchange Commission (the "SEC") all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act. The
            Subscriber has had the opportunity to review, and has reviewed, all such reports and information which the Subscriber deemed material to an investment decision regarding the purchase of the Series 17 Preferred.

     1.5  Terms of the Series 17 Preferred. The Series 17 Preferred shall contain and be subject to the terms, conditions, preferences and restrictions set forth in the Series 17 Preferred
            Certificate of Designations attached hereto as Exhibit "A."

     1.6  No Effect on Warrants Issued and Outstanding as of the Date of this Agreement.
            Nothing contained in this Agreement shall have any effect on any of the warrants granted by the Company to RBB Bank to purchase Common Stock that are issued and outstanding as of the date of this Agreement.

2.  Closing by the Company.

     2.1  Closing. The consummation of this Agreement (the "Closing") will occur on at the time and on the date that the 2,500 shares of Series 17 Preferred are delivered by the Company to
            Conner & Winters (the "Closing Date").

3.  Representations, Warranties and Covenants of Subscriber. The Subscriber hereby represents, warrants and covenants to the Company as follows:

     3.1  Investment Intent. The Subscriber represents and warrants that the shares of Series 17
            Preferred are being, and the underlying Common Stock issuable upon conversion of the
            Series 17 Preferred (the Common Stock issuable upon conversion of the Series 17
            Preferred herein referred to as the "Conversion Shares") will be, acquired by the Subscriber, for and on behalf of itself and as agent for the account of certain of its investors, all of whom are accredited investors (as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act), and the Subscriber and such investors are acquiring the Series 17 Preferred and the Conversion Shares, if and when the Series 17 Preferred is converted, for investment purposes only and not with a view toward the distribution or resale to others. The Subscriber acknowledges, understands and appreciates that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in large part, upon the Subscriber's repre-
            sentations as to investment invention, investor status, and related and other matters set forth herein. Subscriber understands that, in the view of the SEC, among other things, a purchase now with an intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available. The Subscriber has advised the Company that it is prohibited by Austrian law from disclosing the identities of its investors but has advised the Company that all of the investors are accredited investors.

     3.2  Certain Risk. The Subscriber, for and on behalf of itself and as agent for its investors, recognizes that the acquisition of the Series 17 Preferred involves a high degree of risk in that
            (a) the Company is in the process of a private placement to offer and sell up to 5,000,000 units for $1.75 per unit, with each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $1.75, and has reviewed in detail the Confidential Private Placement Memorandum, dated April 6, 2001

            ("Memorandum"), issued by the Company in connection with such private placement and the
            Subscriber has reviewed in detail the "Risk Factors" contained in the Memorandum; (b) the
            Company has sustained losses for the year ended December 31, 2000, and the first quarter of 2001, from operations, and will require the infusion of substantial funds; (c) that the
            Company has a substantial accumulated deficit; (d) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Series 17 Preferred; (e) the Subscriber may not be
            able to liquidate its investment in the Series 17 Preferred; (f) transferability of the Series 17
            Preferred is extremely limited; (g) in the event of a disposition, the Subscriber could sustain the loss of his entire investment; (h) the Series 17 Preferred represent non-voting equity securities, and the right to convert into and purchase shares of voting equity securities in a corporate entity that has an accumulated deficit; (i) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof; and, (j) while the Common Stock is presently quoted and traded on the Boston Stock Exchange and the NASDAQ and while the
            Subscriber is a beneficiary of certain registration rights provided herein, the Series 17 Preferred subscribed for under this Agreement and the Conversion Shares (i) are not registered under applicable federal (U. S.) or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described herein, and (ii) the Series 17
            Preferred subscribed for under this Agreement is not quoted, traded or listed for trading or quotation on the NASDAQ, or any other organized market or quotation system, and there is therefore no present public or other market for the Series 17 Preferred, nor can there be any assurance that the Common Stock of the Company will continue to be quoted, traded or listed for trading or quotation on the Boston Stock Exchange or the Nasdaq SmallCap Market
            or on any other organized market or quotation system.

      3.3  Prior Investment Experience. The Subscriber acknowledges that it is, and each of its investors are, "accredited investors" (as that term is defined in Rule 501 promulgated under the
             Securities Act), and the Subscriber and each of its investors have prior investment experience, including investment in non-listed and non-registered securities, or employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to it and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

     3.4  No Review by the SEC. The Subscriber hereby acknowledges that this offering of the
            Series 17 Preferred has not been reviewed by the SEC because this private placement is intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act and/or
            Regulation D promulgated under the Securities Act.

    3.5  Not Registered. The Subscriber understands that the Series 17 Preferred and the
           Conversion Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the
           Subscriber's and its investors' investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if its representation merely meant that its present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise (assuming that a market develops), or for any other fixed period.

    3.6  No Public Market. The Subscriber understands that there is no public market for the Series 17
           Preferred. The Subscriber understands that although there is presently a public market for the
           Common Stock, including the Conversion Shares, Rule 144 (the "Rule") promulgated under the Securities Act requires, among other conditions, a one-year holding period following full payment of the consideration therefor prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the
           Exchange Act, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability.
           Except as otherwise provided in Section 5 hereof, the Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Series 17 Preferred or the Conversion Shares under the Securities Act. The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber contained herein or any sale or distribution by the Subscriber in violation of the Securities Act or any applicable state securities or "blue sky" laws (collectively, "Securities Laws").

    3.7  Sophisticated Investor. That (a) the Subscriber and each of its investors have adequate means of providing for their current financial needs and possible contingencies and has no need for liquidity of the investment in the Series 17 Preferred; (b) the Subscriber and each of its investors are able to bear the economic risks inherent in an investment in the Series 17
           Preferred and that an important consideration bearing on its ability to bear the economic risk of the purchase of Series 17 Preferred is whether the Subscriber and each of its investors can afford a complete loss of the Subscriber's investment in the Series 17 Preferred and the
           Subscriber represents and warrants that the Subscriber can afford such a complete loss; and
           (c) the Subscriber and each of its investors have such knowledge and experience in business, financial, investment and banking matters (including, but not limited to, investments in restricted, non-listed and non-registered securities) that the Subscriber, on its own behalf and as agent for its investors, is capable of evaluating the merits, risks and advisability of an investment in the Series 17 Preferred.

    3.8  Tax Consequences. The Subscriber acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Subscriber which will result from entering into the Agreement and from consummation of the Exchange. The
           Subscriber acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

    3.9  SEC Filing. The Subscriber acknowledges that it has been previously furnished with true and complete copies of the following documents which have been filed with the SEC pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act, and that such have been furnished to the Subscriber a reasonable time prior to the date hereof: (i) Annual Report on Form 10-K, for the year ended December 31, 2000 (the "Form 10-K"); (ii) Quarterly
           Report on Form 10-Q for the quarter ended March 31, 2001; (iii) Current Reports on
           Form 8-K, date of earliest event reported January 31, 2001, March 21, 2001, and April 6,
           2001, and (iv) the information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act since the distribution of the Form 10-K.

  3.10  Documents, Information and Access. The Subscriber's decision to acquire, for and on its own behalf and on behalf of its investors, the Series 17 Preferred is not based on any promotional, marketing or sales materials, and the Subscriber and its representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and has had access to all documents and information which Subscriber deems material to an investment decision with respect to the purchase of Series 17 Preferred hereunder.

     3.11  No Registration, Review or Approval. The Subscriber acknowledges and understands that the private offering and sale of securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Laws. The Subscriber acknowledges, understands and agrees that the shares of Series 17 Preferred are being exchanged hereunder pursuant to a private placement exemption to the registration provisions of the Securities Act pursuant to Section
              4(2) of such Securities Act and/or Regulation D promulgated under the Securities Act) and a similar exemption to the registration provisions of applicable state securities laws.

     3.12  Transfer Restrictions. The Subscriber will not, and will not allow any of its investors to, transfer any Series 17 Preferred exchanged for under this Agreement or any Conversion
              Shares unless such are registered under the Securities Laws, or unless an exemption is available under such Securities Laws, and the Company may, if it chooses, where an exemption from registration is claimed by such Subscriber, condition any transfer of
              Series 17 Preferred or Conversion Shares out of the Subscriber's name on receipt of an opinion of the Company's counsel, to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws, or an opinion of counsel to the Subscriber, which opinion is satisfactory to the Company, to the effect that registration under the Securities Act is not required in connection with such sale or transfer and the reasons therefor.

     3.13  Reliance. The Subscriber understands and acknowledges that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgments and agreements contained in this Agreement in determining whether to accept this subscription and to sell and issue the Series 17 Preferred to the Subscriber.

     3.14  Accuracy or Representations and Warranties. All of the representations, warranties, understandings and acknowledgments that Subscriber has made herein are true and correct in all material respects as of the date of execution hereof. The Subscriber will perform and comply fully in all material respects with all covenants and agreements set forth herein, and the Subscriber covenants and agrees that until the acceptance of this Agreement by the Company, the Subscriber shall inform the Company immediately in writing of any changes in any of the representations or warranties provided or contained herein.

     3.15  Indemnity. The Subscriber hereby agrees to indemnify and hold harmless the Company, and the Company's successors and assigns, from, against and in all respects of any demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charges, fines or expenses (including, without limitation, interest, penalties, and attorney and accountants' fees, disbursements and expenses), arising out of or relating to any breach by Subscriber of any representations, warranty, covenant or agreement made by Subscriber in this Agreement. Such right to indemnification shall be in addition to any and all other rights of the Company under this Agreement or otherwise, at law or in equity.

     3.16  Survival. The Subscriber expressly acknowledges and agrees that all of its representations, warranties, agreements and covenants set forth in this Agreement shall be of the essence hereof and shall survive the execution, delivery and Closing of this Agreement, the
              Conversion and Exchange of the Series 17 Preferred and the sale of the Conversion Shares.

4.  Representations, Warranties and Covenants of the Company. In order to induce Subscriber to enter into this Agreement and to exchange the Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred that are issued and outstanding immediately after the Conversion for the Series 17 Preferred, the Company hereby represents, warrants and covenants to Subscriber as follows:

     4.1  Organization, Authority, Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated.

     4.2  Authorization. The Company has full power and authority to execute and deliver this
           Agreement and to perform its obligations under and consummate the transactions contemplated by this Agreement. Upon the execution of this Agreement by the Company and delivery of the
           Securities, this Agreement shall have been duly and validly executed and delivered by the
           Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.3  Ownership of, and Title to, Securities. The Series 17 Preferred to be exchanged for the
            Series 14 Preferred, Series 15 Preferred and Series 16 Preferred by the Subscriber are, and
            all Conversion Shares, when issued, will be, duly authorized, validly issued, fully paid and nonassessable shares of the capital stock of the Company, free of personal liability. Upon consummation of the exchange of the Series 17 Preferred (and upon the conversion of the

            Series 17 Preferred, in whole or in part) pursuant to this Agreement, the Subscriber will own and acquire title to the Series 17 Preferred (and the Conversion Shares, as the case may be)
            free and clear of any and all proxies, voting trusts, pledges, options, restrictions, or other legal or equitable encumbrance of any nature whatsoever (other than the restrictions on transfer due to Securities Laws or as otherwise provided for in this Agreement or the
            Series 17 Preferred Certificate of Designations).

     4.4  Exemption from Registration. The Exchange in accordance with the terms and provisions of this Agreement is being affected in accordance with the Securities Act, pursuant to an exchange offer exemption to the registration provision of the Securities Act a private placement exemption to the registration provisions of the Act pursuant to Section 4(2) of such Act and/or Regulation D promulgated under the Securities Act, based on the representations, warranties and covenants made by the Subscriber contained in this
           Agreement.

5.  Registration Rights. In order to induce the Subscriber to enter into this Agreement and the Exchange, the Company hereby covenants and agrees to grant to the Subscriber the rights set forth in this Section 5 with respect to the registration of the Conversion Shares.

     5.1  Registration. Subject to the terms of Section 5 hereof, the Company agrees that after the
           Closing Date, it shall use its reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 or equivalent form (the "Registration Statement") and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the
           Company in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale by the Subscriber of the Conversion Shares. The Company shall use its reasonable efforts to cause such Registration Statement to become effective within 180 days after the Closing Date. In connection with the offering of such Conversion Shares registered pursuant to this Section 5, the Company shall take such reasonable actions, as it deems necessary, to qualify the Conversion Shares issuable upon conversion of the Series 17
           Preferred, covered by such Registration Statement under such "blue sky" or other state securities laws for offer and sale as shall be reasonably necessary to permit the public offering and sale of such shares of the Conversion Shares covered by such Registration Statement;
            provided, however, that the Company shall not be required (a) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (b) to subject itself to taxation in any such jurisdiction, or (c) to consent to general service of process in any such jurisdiction. It is expressly agreed that in no event are any registration rights being granted to the Series 17 Preferred itself, but only with respect to the underlying Conversion Shares issuable upon conversion of the Series 17 Preferred.

     5.2  Current Registration Statement. Once effective, the Company shall use its reasonable efforts to cause such Registration Statement filed hereunder to remain current and effective until the Conversion Shares covered by such Registration Statements are sold by the
            Subscriber. The Subscriber shall promptly provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement.

     5.3  Other Provisions. In connection with the offering of any Conversion Shares registered pursuant to this Section 5, the Company shall furnish to the Subscriber such number of copies of any final prospectus as it may reasonably request in order to effect the offering and sale of the Conversion Shares to be offered and sold under such Registration
            Statement. In connection with any offering of Conversion Shares registered pursuant to this Section 5, the Company shall (a) furnish to the underwriters (if any), at the
            Company's expense, unlegended certificates representing ownership of the Conversion
            Shares sold under such Registration Statement in such denominations as requested and
            (b) instruct any transfer agent and registrar of the Conversion Shares sold under such
            Registration Statement to release immediately any stop transfer order, and to remove any restrictive legend, with respect to such Conversion Shares included in any registration becoming effective pursuant to this Agreement upon the sale of such shares by the Subscriber.

     5.4  Costs. Subject to the immediately following sentence, the Company shall in all events pay and be responsible for all filing fees, costs and disbursements of counsel, accountants and other consultants representing the Company in connection the Registration Statement relating to the Conversion Shares under this Section 5. Notwithstanding anything set forth herein to the contrary, Subscriber shall be responsible for and pay any and all underwriting discounts and commissions in connection with the sale of the Conversion Shares pursuant hereto or the Registration Statement and all fees of its legal counsel and other advisors retained in connection with reviewing such Registration Statement.

     5.5  Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business, properties, stock or assets of the Company, to expressly assume and agree to perform its obligations under this Section 5 in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     5.6  One Percent (1%) Penalty. In the event the Registration Statement referred to in Section
            5.1 above is not declared effective by the SEC on or before the expiration of 180 days after the Closing Date (or the next business day thereafter if the 180th day falls on a Saturday,
            Sunday or legal holiday), the Company agrees to pay to the Subscriber. as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the product of (a) the number of shares of Series 17 Preferred then outstanding times (b) $1,000, payable in cash or in shares of Common Stock, at the election of the Company. The Company agrees that for each full month thereafter which terminates without the Registration Statement being declared effective by the SEC before 5:00 p.m. Eastern Daylight Savings Time on the last day of such month (or the next business day thereafter if such day is a Saturday, Sunday or legal holiday), the Company shall pay to the Subscriber a penalty in an amount equal to one percent (1%) of the product of (a) the number of shares of Series 17 Preferred then outstanding times (b) $1,000, payable in cash or in shares of Common Stock, at the election of the Company. If the Company elects to deliver such payment in Common Stock of the
            Company, the number of shares of Common Stock to be issued to the Subscriber shall be determined by dividing the amount of the payment by the average closing bid price of the
            Company's Common Stock as reported on the NASDAQ, or if the Common Stock is not listed for trading on the NASDAQ but is listed for trading in a national securities exchange, the average closing price of the Common Stock as quoted in such national securities exchange, for the five (5) trading days immediately prior to the date on which the damages are imposed.

6.  Indemnification.

     6.1  By the Company. Subject to the terms of this Section 6, the Company will indemnify and hold harmless the Subscriber, its directors and officers, and any underwriter (as defined in the Securities Act) for the Subscriber and each person, if any, who controls the Subscriber or such underwriter within the meaning of the Act, from and against, and will reimburse the
            Subscriber and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement filed with the SEC in connection with the Conversion Shares, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading;
            provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Subscriber, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

     6.2  By the Subscriber. Subject to the terms of this Section 5, the Subscriber will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in a Registration
            Statement filed with the SEC in connection to the Conversion Shares, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon, and in strict conformity with, written information furnished by, or on behalf of, the Subscriber specifically for use in the preparation thereof.

     6.3  Procedure. Promptly after receipt by an indemnified party pursuant to the provisions of Section 6.1 or 6.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 6.1 or 6.2, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, assume the defense thereof; or, if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified parties have the right to select only one (1) separate counsel to participate in the defense of such action on behalf of all such indemnified parties. After notice from the indemnifying parties to such indemnified party of the indemnifying parties' election so to assume the defense thereof, the indemnifying parties will not be liable to such indemnified parties pursuant to the provisions of said Section 6.1 or 6.2 for any legal or other expense subsequently incurred by such indemnified parties in connection with the defense thereof, other than reasonable costs of investigation, unless (a)
            the indemnified parties shall have employed counsel in accordance with the provisions of the preceding sentence; (b) the indemnifying parties shall not have employed counsel satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after the notice of the commencement of the action or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying parties.

7.  Securities Legends and Notices. Subscriber represents and warrants that it has read, considered and understood the following legends, and agrees that such legends, substantially in the form and substance set forth below, shall be placed on all of the certificates representing the Series 17 Preferred:

      Series 17 Preferred Legends

      NEITHER THIS PREFERRED STOCK NOR ANY SHARES OF COMMON STOCK
      ISSUABLE UPON THE CONVERSION OF THIS PREFERRED STOCK HAVE BEEN
      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
      "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES
      LAWS. THIS PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON
      CONVERSION OF THIS PREFERRED STOCK MAY NOT BE OFFERED, SOLD,
      PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE
      OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN
      EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER
      ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR
      WRITTEN CONSENT OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.
      AND AN OPINION OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.'S
      COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF,
      WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH
       REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE
       FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

      Conversion Shares Legends

      THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE
      HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
      AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE
      STATE SECURITIES LAWS. THIS COMMON STOCK MAY NOT BE OFFERED,
      SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE
      ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFI-
      CATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT
      AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE
      PRIOR WRITTEN CONSENT OF PERMA-FIX ENVIRONMENTAL SERVICES,
      INC. AND AN OPINION OF PERMA-FIX ENVIRONMENTAL SERVICES, INC.'S
      COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF,
       WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH
       REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER
      APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION
      THEREFROM.

8.  Miscellaneous.

     8.1  Assignment and Power of Attorney. For purposes of affecting the exchange of the
            Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred in accordance with the terms of this Agreement, at the Closing the Subscriber does hereby assign all of its right, title and interest in and to the Series 14 Preferred, Series 15 Preferred and the Series 16
            Preferred to the Company and irrevocably makes, constitutes and appoints the Company as the true and lawful agents and attorneys-in-fact of the Subscriber ("Attorney-In-Fact")
            with full power and authority (except as provided below) to act hereunder individually, or through duly appointed successor attorneys-in-fact, in its sole discretion, all as hereinafter provided, in the name of, for and on behalf of the Subscriber, as fully as could the Subscriber if present and acting in person, with respect to all matters in connection with the transfer of the Series 14 Preferred, Series 15 Preferred and the Series 16 Preferred.

     8.2  Amendment; Waiver. This Agreement shall be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to, or shall constitute a waiver of, any other provision hereof or thereof (whether or not similar), nor shall nay such waiver constitute a continuing waiver.

     8.3  Binding Effect; Assignment. This Agreement nor any rights or obligations hereunder or thereunder, are assignable by the Subscriber.

     8.4  Governing Law; Litigation Costs. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to such State's conflicts of laws provisions. Each of the Company and the

            Subscriber expressly and irrevocably consent to the jurisdiction and venue of the federal courts located in Wilmington, Delaware. Each of the parties agrees that in the event either party brings an action to enforce any of the provisions of this Agreement or to recovery for an alleged breach of any of the provisions of this Agreement, each party shall be responsible for its own legal costs and disbursements during the pendency of any such action; provided, however, that after any such action has been reduced to a final, unappealable judgment, the prevailing party shall be entitled to recover from the other party all reasonable, documented attorneys' fees and disbursements and court costs from the other party.

     8.5  Severability. Any term or provisions of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof affecting the validity or enforceability of such provision in any other jurisdiction.

     8.6  Headings. The captions, headings and titles preceding the text of each or any Section, subsection or paragraph hereof are for convenience of reference only and shall not affect the construction, meaning or interpretation of this Agreement or the Warrants or any term or provisions hereof or thereof.

     8.7  Counterparts. This Agreement may be executed in one or more original or facsimile counter-
            parts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Upon delivery of an executed counterpart by the under-
            signed Subscriber to the Company, which in turn is executed and delivered by the Company, this Agreement shall be binding as one original agreement between Subscriber and the Company.

     8.8  Transfer Taxes. Each party hereto shall pay all such sales, transfer, use, gross receipts, registration and similar taxes arising out of, or in connection with, the transactions contemplated by this Agreement (collectively, the "Transfer Taxes") as are payable by such party under applicable law, and the Company shall pay the cost of any documentary stock transfer stamps, if any, to be affixed to the certificates representing the Shares to be sold.

     8.9  Entire Agreement. This Agreement and the Series 17 Preferred Certificate of Designations,
            merges and supersedes any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the subject matter set forth herein and therein.

    8.10 Authority; Enforceability. The Subscriber is duly authorized to enter into this Agreement and to perform all of its obligations hereunder. Upon the execution and delivery of this
           Agreement by the Subscriber, this Agreement shall be enforceable against the Subscriber in accordance with its terms.

     8.11  Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing, by hand or by fax, by certified or registered mail, return receipt requested, postage prepaid, or by U. S. Express Mail service, or by private overnight mail service
             (e.g., Federal Express). Any such notice shall be deemed to have been given (i) on the business day actually received if given by hand or by fax, (ii) on the business day immediately subsequent to mailing, if sent by U.S. Express Mail service or private overnight mail service, or (iii) five (5) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8.11:

             If to the Company:                                            Dr. Louis F. Centofanti
                                                                                      ;Perma-Fix Environmental Services, Inc.
                                                                                      ;1940 Northwest 67th Place
                                                                                      ;Gainesville, Florida 32653
                                                                                      ;Fax No.: (352) 373-0040

            with copies simultaneously                                 Irwin H. Steinhorn, Esquire
            by like means to:                                                Conner & Winters, A Professional Corporation
                                                                                      ;One Leadership Square, Suite 1700
                                                                                      ;211 North Robinson
                                                                                      ;Oklahoma City, Oklahoma 73102
                                                                                      ;Fax No.: (405) 232-2695

          If to the Subscriber:                                             Herbert Strauss
                                                                                      ;RBB Bank Aktiengesellschaft
                                                                                      ;Burgring 16, 8010 Graz, Austria
                                                                                      ;Fax No.: 011-43-316-8072 ext. 392

     8.12  No Third Party Beneficiaries. This Agreement and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third party beneficiary or otherwise hereunder. Nothing contained in this Section 7.12 shall prohibit the Subscriber from entering into this Agreement as agent for, and on behalf of, certain of its investors.

     8.13  Public Announcements. Neither Subscriber nor any officer, director, stockholder, employee, affiliate or affiliated person or entity of Subscriber, shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the express prior approval of the
              Company.

     IN WITNESS WHEREOF, the Company and the undersigned Subscriber have each duly executed this Agreement on the 25th day of May, 2001, but effective as of April 6, 2001..

                                                                           PERMA-FIX ENVIRONMENTAL
                                                                          SERVICES, INC.

                                                                           By   /s/ Louis Centofanti
                                                                                Dr. Louis F. Centofanti
                                                                                Chief Executive Officer

                                                                           RBB BANK AKTIENGESELLSCHAFT

                                                                           By   /s/ Herbert Strauss
                                                                                 Herbert Strauss
                                                                                 Headtrader